Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Tel: 212.859.8000
Fax: 212.859.4000
 www.friedfrank.com

September 21, 2004

Community Health Systems, Inc.
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027

Ladies and Gentlemen:

        We are acting as special counsel to Community Health Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (File No. 333-117697) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale as set forth in the prospectus supplement dated September 21, 2004 to the prospectus contained in the Registration Statement (the "Prospectus Supplement"), of up to 23,134,738 shares of common stock, par value $0.10 per share (the "Common Stock"), that may be sold by Forstmann Little & Co. Equity Partnership-V, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., each an affiliate of Forstmann Little & Co. (the "Selling Stockholders"). All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

        Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the shares of Common Stock that may be sold by the Selling Stockholders under the Registration Statement are duly authorized, validly issued, fully paid and non-assessable.

        The opinion expressed herein is limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported. judicial interpretations covering those laws), each as currently in effect. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm under the caption "Legal Matters" in the Prospectus and "Legal Matters" in the Prospectus Supplement. In giving these consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                      Very truly yours,

                      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP
                      /s/ Fried, Frank, Harris, Shriver & Jacobson LLP